Exhibit 10.4

AMENDMENT TO THE FANNIE MAE
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

Pursuant to Section 9.2 of the Fannie Mae Supplemental Retirement Savings Plan (the “Plan”) and as approved by the Fannie Mae Board of Directors on January 18, 2013, and FHFA on April 22, 2013, the Plan is hereby amended, effective July 1, 2013, as follows:

1.	Article II of the Plan shall be amended by adding a new Section 2.5A to read as follows:

2.5A    “Company Transition Credit” means an amount credited on behalf of an eligible Grandfathered Executive as set forth in Section 4.6 of the Plan.

2.	The last paragraph of Section 2.6 is hereby amended and restated to read as follows:

References in the Plan to the Fannie Mae Deferred Pay Plan, and deferred pay under the Fannie Mae Deferred Pay Plan, shall include the Deferred Salary component of the Executive Compensation Program, as it may be modified from time to time (the “Executive Compensation Program”).

For the further avoidance of doubt, for purposes of determining 6% and Nondiscretionary Credits for a Grandfathered Executive for the 2013 Plan Year, “Compensation” shall include: (i) base salary only with respect to payroll periods ending on or after July 1, 2013 and on or before December 31, 2013; (ii) 2013 Deferred Salary earned under the Executive Compensation Program only with respect to payroll periods ending on or after July 1, 2013 and on or before December 31, 2013; (iii) amounts with respect to the 2012 and 2013 long-term incentive awards under the Long-Term Incentive Plans paid in 2014 (other than for SEC Executive Officers); and (iv) amounts paid under Variable Compensation Plans (VCPs) during the period commencing July 1, 2013 and ending December 31, 2013.

3.	Section 2.17 is amended by adding the following to the end thereof:

In addition, for purposes of determining the 6% and Nondiscretionary Credits for a Grandfathered Executive for the 2013 Plan Year, the IRS Limit for 2013 shall be applied as if the Grandfathered Executive was a participant in the Plan for the entire 2013 Plan Year in the manner determined by the Administrator.

4.	Section 3.1 is amended by adding the following to the end thereof:

Effective with respect to payroll periods ending on and after July 1, 2013, a Grandfathered Executive shall be eligible to participate in the Plan.

5.	Article IV shall be amended by adding the following new Section 4.6 to read as follows:

1.	Company Transition Credits for Certain Grandfathered Executives.

        (a)     For each full and partial Plan Year during the transition period commencing on July 1, 2013 and ending with the payroll period ending on or prior to June 30, 2018, the

Company Transition Credits, as described in paragraph (b) below, shall be added to the Account of an eligible Grandfathered Executive, as described in paragraph (c) below. Company Transition Credits shall be added in each December during the transition period and in June of 2018, or at such other time or times as the Company may determine in its discretion.

        (b)    The Company Transition Credits made on behalf of each eligible Grandfathered Executive for each full and partial Plan Year during the transition period shall equal 4% of the lesser of: (i) the amount of such Grandfathered Executive’s “Earnings” under the applicable provisions of the Retirement Savings Plan, as in effect from time to time, for the applicable full or partial Plan Year but determined without regard to the IRS Limit or (ii) two times the amount of the Participant’s base salary for such full or partial Plan Year, in either case as reduced by the IRS Limit for the Plan Year (with such IRS Limit prorated for the partial 2013 and 2018 Plan Years).

        (c)    For purposes of this Section 4.6, a Grandfathered Executive who is eligible to receive Company Transition Credits for a Plan Year during the transition period shall mean only a Grandfathered Executive: (i) who is eligible to receive an Employer Transition Contribution under the Retirement Savings Plan, as in effect from time to time, and (ii) who is employed on the first day of the last pay period of such Plan Year, or, in the case of the 2018 Company Transition Credit, who is employed on the first day of the last pay period ending on or before June 30, 2018. If an eligible Grandfathered Executive separates from service with the Company after June 30, 2013 and is subsequently rehired by the Company, such Grandfathered Executive shall no longer be eligible for Company Transition Credits under this Section 4.6 following his or her rehire.

6.	Section 5.1 of the Plan shall be amended to provide as follows:

5.1     Elective, 6%, and Company Transition Credits. The portion of a Participant’s Account attributable to Elective Credits, 6% Credits, and Company Transition Credits shall be fully vested at all times.
IN WITNESS WHEREOF, Fannie Mae has caused this Amendment to be executed in its name and on its behalf as of the dates set forth herein by an officer or a duly authorized delegate.
FANNIE MAE

By: /s/ Judith C. Dunn
Judith C. Dunn
Senior Vice President &
Principal Deputy General Counsel

Date: October 3, 2013